STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of June 2, 1999 (the "EFFECTIVE DATE"), by and among Symposium Corporation, a Delaware corporation (the "PURCHASER"), AmeriNet, Inc., an Oregon corporation (the "ISSUER"), Richard Prochnow ("PROCHNOW") and David Kerlin ("KERLIN," and together with Prochnow, the "SHAREHOLDERS"), with reference to the following facts:

         A. The Shareholders currently own all of the issued and outstanding capital stock of the Issuer.

         B. On the terms and subject to the conditions set forth in this Agreement, the Issuer desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Issuer, that number of newly issued shares of the Issuer's Common Stock as shall equal one share more than the sum of: (a) the number of outstanding shares of the Common Stock immediately prior to the Closing; and (b) the maximum number of shares of capital stock of the Issuer which could be purchased upon exercise of Stock Equivalents of the Issuer immediately prior to the Closing.

         NOW, THEREFORE, with reference to the foregoing facts, the parties hereto agree as follows:

1.    DEFINITIONS.

         1.1 CERTAIN DEFINITIONS. All terms defined in this Agreement shall have the defined meanings when used in this Agreement, unless otherwise defined or the context otherwise requires. The following terms shall have the following meanings:

         "ACTION" means any litigation, action, suit, proceeding, arbitration or claim before any court or Governmental Authority, or investigation by any Governmental Authority.

         "ADDITIONAL LOAN" shall mean a loan of $750,000 from Purchaser to Issuer as contemplated by Section 2.4 of this Agreement.

         "AFFILIATE" shall mean, with respect to any specified Person, (i) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(ii) any other Person who is a director, officer, manager, member, partner or trustee of the specified Person or a Person described in clause (i) of this definition or any spouse of the specified Person or any such other Person, (iii) any relative of the specified Person or any other Person described in clause
(ii) of this definition, or (iv) any Person of which the specified Person and/or any one or more of the Persons specified in clause (i),(ii) or (iii) of this definition, individually or in the aggregate, beneficially own 10% or more of any class of voting securities or otherwise have a substantial beneficial interest. For purposes of this definition, "control" shall have the meaning for such term set forth in Rule 405 under the Securities Act.

         "ANNUAL FINANCIAL STATEMENTS" shall mean the consolidated balance sheets of the Issuer as at December 31, 1997 and 1998 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal years then ended, including, without limitation, the notes (and schedules) to these financial statements.

         "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that the result is achieved as expeditiously as practicable under the circumstances; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to (i) take actions that would result in a material adverse change in the benefits to such Person under this Agreement or the transactions contemplated by this Agreement, (ii) make any significant cash payments or (iii) incur any significant liability or obligation.

         "BEST KNOWLEDGE" with respect to any Person shall mean and include (i) the actual knowledge of the Person, including the actual knowledge of any of the officers, directors or managers of such Person, and (ii) that knowledge which a prudent businessperson could have obtained in the management of his business after making due inquiry, and after exercising due diligence, with respect thereto.

         "BUSINESS" means the providing of ACH payment option solutions for Internet commerce, audiotext service bureaus, infomercial order processing and other direct marketing sales, and all business activities of the Issuer relating thereto, and any other business the Issuer engages in after the date hereof.

         "BUSINESS CONDITION" of any Person shall mean the financial condition, results of operations, business, properties or prospects of such Person.

         "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

         "CHARTER DOCUMENTS" shall mean with respect to the Issuer or the Purchaser, the Certificate of Incorporation and By-Laws of the Issuer or the Purchaser.

         "CLOSING" shall mean the closing of the purchase and sale of the Shares.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" shall mean the common stock, no par value per share, of the Issuer.

         "CONTRACT" shall mean any written or oral note, bond, debenture, mortgage, license, agreement, commitment, contract or understanding.

         "COPYRIGHTS" shall mean all United States and foreign copyrights, whether or not registered.

         "CURRENT BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Issuer as at March 31, 1999.


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


         "CURRENT FINANCIAL STATEMENTS" shall mean the Current Balance Sheet and the related unaudited consolidated statement of operations and cash flows for the three months ended March 31, 1999.

         "EMPLOYEE PLANS" with respect to any Person shall mean any plan, arrangement or Contract providing compensation or benefits to, for or on behalf of employees and/or directors of such Person, including employment, deferred compensation, retirement or severance Contracts; plans pursuant to which Equity Securities are issued, including, without limitation, stock purchase, stock option and stock appreciation rights plans; bonus, thrift, pension, savings, insurance, profit sharing, severance, loan guaranty, employee loan or incentive compensation plans or arrangements; supplemental unemployment benefit, hospitalization or other medical, life, dental, vision, health care or other insurance; and ERISA Plans.

         "ENVIRONMENTAL LAWS" shall mean all present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Authorities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to Hazardous Substances or the protection of the environment in any respect, including, without limitation:
(i) all requirements, including, without limitation, those pertaining to notification, warning, reporting, licensing, permitting, investigation, and remediation of Hazardous Substances; (ii) all requirements pertaining to the protection of employees or the public from exposure to Hazardous Substances or injuries or harm associated therewith; and (iii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 eT Seq.), the Resource Conservation and Recovery Act (49 U.S.C. ss.6901 eT Seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et SEQ.), the Clean Air Act (42 U.S.C. ss.7401 et Seq.), the Occupational Safety and Health Act (29 U.S.C. ss.600 eT Seq.), and all similar federal, state, local and municipal laws as they may from time to time be modified, amended or superseded.

         "EQUITY SECURITIES" of any Person shall mean the capital stock, partnership interests or membership interests of such Person and/or any Stock Equivalents of such Person.

         "EXPLOIT" shall mean manufacture, advertise, license, market, merchandise, promote, publicize, sell, use, supply or distribute, and "Exploitation" and "Exploited" shall have a correlative meaning.

         "GAAP"  shall  mean   generally   accepted   accounting   principles,
consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HAZARDOUS SUBSTANCE" means those substances defined as hazardous substances in 42 U.S.C. ss. 9601(14) and all other substances defined as hazardous under other applicable Laws.

         "INDEBTEDNESS" means, with respect to any Person, (i) any liability, contingent or otherwise, (a) for borrowed money, capitalized lease obligations, purchase money obligations or other obligations relating to the deferred purchase price of assets or property or (b) evidenced by a note, bond, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property, assets, securities or otherwise, including, without limitation, indebtedness created or arising under conditional sale or other title retention agreements (even though the rights and remedies of the seller or lender under the agreements in the event of default are limited to repossession or sale of the property), (ii) any liability of others described in the preceding clause which such Person has guaranteed or which otherwise is its legal liability, (iii) all indebtedness referred to above secured by (or for which the holder of the indebtedness has an existing right, contingent or otherwise, to be secured by), any Lien upon the property of such Person, whether or not the obligations secured thereby have been assumed, and (iv) any amendment, renewal, extension or refunding of any liability referred to in clauses (i), (ii) and (iii) above; PROVIDED, however, that Indebtedness does not include any trade payables of any Person incurred in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be the outstanding balance at the date of all unconditional obligations as described above and the maximum amount of any contingent obligations at the date.

         "INITIAL LOAN" shall mean a loan in the amount of $250,000 from Purchaser to Issuer as contemplated by Section 2.3 of this Agreement.

         "INITIAL NOTE" shall mean the promissory note of the Issuer evidencing the Initial Loan, which shall be in the form of ANNEX B to this Agreement or such other form as the Issuer and the Purchaser may agree.

         "IP" shall mean Patents, Trademarks, Copyrights, Know-How and other rights and property commonly referred to as intellectual property, and rights or licenses to use the same, and any and all applications therefor.

         "ISSUER CONTRACT" shall mean any Contract to which the Issuer is a party or by which any assets or properties of the Issuer is subject.

         "ISSUER IP" shall mean all IP that the Issuer owns, licenses and/or uses.

         "KERLIN EMPLOYMENT AGREEMENT" shall mean an employment agreement effective as of the Closing between Kerlin as employee and the Issuer as employer, in form and substance satisfactory to Kerlin, the Issuer and the Purchaser.

         "KNOW-HOW" shall mean all inventions, processes, systems, methodologies, controls, trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how), product designs, drawings, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys, promotional literature, supplier lists, similar data and formulas and processes.

         "LAW" shall mean any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

         "LIEN" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "LOSSES" shall mean losses, liabilities, damages, claims, fines, penalties, judgments, demands, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim or action.

         "NOTE" shall mean the convertible promissory note of the Issuer evidencing the Additional Loan, the unpaid balance of the Initial Loan at the Additional Loan Closing Date and all accrued and unpaid interest on the Initial Loan at the Additional Loan Closing Date, which shall be in the form of Annex C to this Agreement or such other form as the Purchaser and the Issuer may agree.

         "PATENTS" shall mean all patents (including, without limitation, all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights.

         "PERMITS" shall mean all governmental franchises, licenses, approvals, authorizations and permits that are held or used by the Issuer in connection with the Business, the Assets or the Premises.

         "PERSON" shall mean an individual or a partnership, corporation, trust, association, limited liability company, Governmental Authority or other entity.

         "PREMISES" shall mean collectively the Issuer's facilities located at Three Centerpointe Drive, Suite 125, Lake Oswego, Oregon 97035, and at U.S. 19 North, Clearwater, Florida.

         "PRODUCTS" shall mean all items, products or systems of the Issuer used in the operation of the Business which incorporate the processing of dates and date-related data (including, without limitation, calculating, comparing and sequencing) that are operationally material to the Business as conducted by the Issuer or its agents or other third parties, including, without limitation, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities.

         "PURCHASE PRICE" shall mean $5,000,000.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHAREHOLDERS AGREEMENT" shall mean a shareholders agreement among the Issuer, the Purchaser and the Shareholders, which agreement shall be on the terms and conditions set forth on ANNEX A in form satisfactory to the parties thereto, or such other terms and conditions as the parties may agree.

         "STOCK EQUIVALENTS" of any Person shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock, partnership interests or membership interests of such Person.

         "SUBSIDIARY" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

         "TAXES" shall mean all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         "TAX LIABILITIES" shall mean all liabilities related to Taxes.

         "TAX RETURNS" shall mean all foreign, federal, state and local returns relating to Taxes.

         "TRADEMARKS" shall mean all trademark, service mark and trade name rights (including, without limitation, all registrations of trademarks and of other marks, all registrations of trade names, labels and other trade rights and applications for any of the foregoing), the name "AmeriNet" and any variation thereof, and all associated goodwill symbolized thereby or connected therewith.

         "TRANSFER" shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration, and "TRANSFERRED" shall have a correlative meaning.

         "YEAR 2000 COMPLIANT" shall mean that all Products accurately process dates and date-related data (including, without limitation, calculating, comparing and sequencing) in all material respects before, during and after the year 2000.

         1.2 OTHER DEFINITIONS. The following terms shall have the meanings given the terms in the Sections set forth below:


      TERM                                                   SECTION
      ----                                                   -------

      Acquisition Proposal..............................     Section 7.3

      Additional Loan Closing...........................     Section 3.2

      Additional Loan Closing Date......................     Section 3.2

      Agreement.........................................     Preamble

      Closing...........................................     Section 3.3

      Closing Date......................................     Section 3.3

      Damages...........................................     Section 11.2

      Effective Date....................................     Preamble

      Initial Loan Closing..............................     Section 3.1

      Initial Loan Closing Date.........................     Section 3.1

      Issuer Disclosure Letter..........................     Section 5

      Jurisdictions.....................................     Section 5.8

      Kerlin............................................     Preamble

      Material Contract.................................     Section 5.7

      Notices...........................................     Section 14.1

      Prochnow..........................................     Preamble

      Purchaser.........................................     Preamble

      Purchaser Indemnified Parties.....................     Section 11.2

      Shares............................................     Section 2.1

      Shareholders......................................     Preamble


         1.3 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the terms "and" and "or" include the term "and/or" when the context is appropriate; and (f) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Person specified. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Whenever this Agreement refers to an Annex, Exhibit or Schedule attached hereto, the Annex, Exhibit or Schedule shall be deemed to be incorporated by reference.

2. PURCHASE AND SALE OF SHARES; INITIAL LOAN; ADDITIONAL LOAN.

         2.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall purchase from the Issuer and the Issuer shall issue and sell to the Purchaser that number of shares of the Common Stock (the "SHARES") as shall, following such issuance, represent one share more than the sum of: (a) the number of outstanding shares of the Common Stock immediately prior to the Closing; and (b) the maximum number of shares of capital stock of the Issuer which could be purchased upon exercise or conversion of Stock Equivalents of the Issuer outstanding immediately prior to the Closing (regardless of whether such Stock Equivalents are then exercisable or convertible).

         2.2 PURCHASE PRICE. The Purchaser shall purchase the Shares from the Issuer for the Purchase Price. The Purchase Price shall be payable by the Purchaser as follows:

              (a) cancellation of the Initial Loan and the Additional Loan; and

              (b) a cash payment in the amount equal to the Purchase Price minus the outstanding principal and accrued interest on the Initial Loan and the Additional Loan.

         2.3 THE INITIAL LOAN. At the Initial Loan Closing, the Purchaser shall make the Initial Loan (assuming satisfaction of all conditions to the Purchaser's obligation to make the Initial Loan).

         2.4 THE ADDITIONAL LOAN. At the Additional Loan Closing, the Purchaser shall make the Additional Loan (assuming satisfaction of all conditions to the Purchaser's obligation to make the Additional Loan).

3.    THE CLOSINGS.

         3.1 THE INITIAL LOAN CLOSING. The closing of the Initial Loan by the Purchaser to the Issuer (the "INITIAL LOAN CLOSING") shall take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California, at 10:00 A.M., Los Angeles time, not later than five Business Days following receipt by the Purchaser of the Issuer Disclosure Letter, or at such other time and place as the Issuer and the Purchaser mutually agree upon in writing. The date of the Initial Loan Closing is referred to in this Agreement as the "INITIAL LOAN CLOSING DATE."

         3.2 THE ADDITIONAL LOAN CLOSING. The closing of the Additional Loan by the Purchaser to the Issuer (the "ADDITIONAL LOAN CLOSING") shall take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California, at 10:00 A.M., Los Angeles time, within one Business Day following the execution and delivery of the Shareholders Agreement, or at such other time and place as the Issuer and the Purchaser mutually agree upon in writing. The date of the Additional Loan Closing is referred to in this Agreement as the "ADDITIONAL LOAN CLOSING Date."

         3.3 THE CLOSING. The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California, at 10:00 A.M., Los Angeles time, on the 45th day (if a Business Day, and if not a Business Day, then on the first Business Day following such 45th day) following the Issuer's delivery to the Purchaser of the audited financial statements described in Section 10.1(g), or at such other time and place as the Issuer and the Purchaser mutually agree upon in writing. The date of the Closing is referred to in this Agreement as the "CLOSING DATE."

4.    DELIVERIES AT THE CLOSINGS.

         4.1 DELIVERIES AT THE INITIAL LOAN CLOSING. At the Initial Loan
Closing:

              (a) The Purchaser shall deliver to the Issuer $250,000 by wire transfer of immediately available funds to an account designated by the Issuer in writing at least two Business Days prior to the Initial Loan Closing Date.

              (b) The Issuer shall deliver to the Purchaser (i) the executed Initial Note, dated the Initial Loan Closing Date and (ii) such documents and instruments as the Purchaser may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 8.1 of this Agreement.

         4.2 DELIVERIES AT THE ADDITIONAL LOAN CLOSING. At the Additional Loan
Closing:

              (a) The Purchaser shall deliver to the Issuer (i) $750,000 by wire transfer of immediately available funds to an account designated by the Issuer in writing at least two Business Days prior to the Additional Loan Closing Date and (ii) the Initial Note marked "Cancelled."

              (b) The Issuer shall deliver to the Purchaser (i) the executed Note, dated the Additional Loan Closing Date and (ii) such documents and instruments as the Purchaser may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 9.1 of this Agreement.

         4.3 DELIVERIES AT THE CLOSING. At the Closing:

              (a) The Purchaser shall deliver to the Issuer (i) the cash payment contemplated by Section 2.2(b) of this Agreement by wire transfer of immediately available funds to an account designated by the Issuer in writing at least two Business Days prior to the Closing Date, (ii) the Note marked "Cancelled" and
(iii) such documents and instruments as the Issuer may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 10.2 of this Agreement.

              (b) The Issuer shall deliver to the Purchaser a certificate or certificates representing the Shares in the name of the Purchaser and such documents and instruments as the Purchaser may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 10.1 of this Agreement.

         4.4 FURTHER ASSURANCES. At the Initial Loan Closing, the Additional Loan Closing and the Closing, each party to this Agreement shall deliver or cause to be delivered, as appropriate, such further certificates, consents and other documents as may be necessary to carry out the terms of this Agreement.


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


5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE SHAREHOLDERS. Except as set forth in the disclosure letter to be delivered by the Issuer to the Purchaser not later than June 2, 1999, which letter shall refer to the relevant Sections of this Agreement (the "ISSUER DISCLOSURE LETTER"), the Issuer and the Shareholders each represents and warrants to the Purchaser as follows:

         5.1 ORGANIZATION, STANDING AND POWER. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Issuer is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction where the nature of its properties owned or held under lease or the nature of the business conducted by it make such qualification necessary.

         5.2 AUTHORITY; ENFORCEABILITY; EFFECT OF AGREEMENT. Solely with respect to this Section 5.2, the Issuer represents and warrants to the Purchaser with respect to the Issuer, and each Shareholder represents and warrants to the Purchaser with respect to the Issuer and such Shareholder, as follows:

              (a) The Issuer and such Shareholder each has full power and authority to enter into, execute and deliver this Agreement and perform its or his obligations hereunder. This Agreement has been duly authorized by all corporate action of the Issuer (including, without limitation, the authorization and approval by the Shareholders) and by all necessary action of such Shareholder. This Agreement has been duly executed and delivered by the Issuer and such Shareholder and, assuming this Agreement is duly executed and delivered by the Purchaser, constitutes a valid and legally binding obligation of the Issuer and such Shareholder, enforceable against the Issuer and such Shareholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

              (b) The execution and delivery by the Issuer and such Shareholder of this Agreement does not, and compliance by the Issuer and such Shareholder with the provisions of this Agreement will not, (A) conflict with or result in a breach or default under the Charter Documents of the Issuer or any of the terms, conditions or provisions of any Contract to which the Issuer or such Shareholder is a party or otherwise bound, or to which any property or asset of the Issuer or such Shareholder is subject; (B) violate any Law applicable to the Issuer or such Shareholder; or (C) result in the creation or imposition of any Lien on any asset of the Issuer or such Shareholder.

         5.3 CAPITALIZATION. The authorized capital stock of the Issuer is as set forth in the Issuer Disclosure Schedule. Except for the number of shares of Common Stock shown as outstanding in the Issuer Disclosure Schedule, all of which are owned of record and beneficially by the Shareholders free and clear of all Liens, there are no outstanding Equity Securities of the Issuer. After the issuance and sale of the Shares to the Purchaser at the Closing, the Purchaser will own one share of Common Stock more than the sum of: (a) the number of outstanding shares of the Common Stock immediately prior to the Closing; and (b) the maximum number of shares of capital stock of the Issuer which could be purchased upon exercise or conversion of Stock Equivalents of the Issuer outstanding immediately prior to the Closing (regardless of whether such Stock Equivalents are then exercisable or convertible). All of the issued and outstanding shares of Common Stock have been, and at the Closing the Shares will be, duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights or any Federal or state securities laws.

         5.4 SUBSIDIARIES AND AFFILIATES AND OTHER NAMES. The Issuer does not own of record or beneficially any Equity Securities of any Person.

         5.5 ASSETS. The Issuer has good and marketable title to all of its assets free and clear of all Liens. Each item of tangible personal property included in the assets of the Issuer is in good operating condition and repair, ordinary wear and tear excepted, for the requirements of the Business as currently conducted.

         5.6 ACCOUNTS RECEIVABLE. The Issuer Disclosure Letter sets forth a true and complete schedule of the accounts receivable of the Issuer as of the date of the Current Balance Sheet, setting forth a description of the accounts receivable including, without limitation, the names and addresses of the account debtors, the balance amount and aging as of the date indicated therein. The accounts receivable, whether reflected on the Current Balance Sheet or subsequently created, and all books, records and documents relating to such accounts receivable, are genuine and accurate. All accounts receivable of the Issuer, whether reflected on the Current Balance Sheet or subsequently created:
(A) constitute bona fide and valid rights of the Issuer to collect payments from other Persons; (B) represent credit extended in a manner consistent with the Issuer's trade practices; (C) are not subject to any defense, counterclaim or offset; and (D) except for reserves for bad debts set forth in the Current Balance Sheet, are fully collectable within 90 days of the respective dates on which such accounts receivable were billed.

         5.7 MATERIAL CONTRACTS.

              (a) True and correct copies of each Material Contract of the Issuer, including, without limitation, all amendments and modifications thereof and waivers thereunder, have been delivered to the Purchaser or its counsel. Each Material Contract is in full force and effect, and is the valid and binding obligation of each party to the Material Contract. The Issuer has performed all of its obligations required to be performed by it to date under each Material Contract, and the Issuer is not in breach of or default under any Material Contract, and no event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach of or default by the Issuer under any Material Contract. To the Best Knowledge of the Issuer and the Shareholders, each party to each Material Contract other than the Issuer has performed all of the obligations required to be performed by it to date under the Material Contract and is not in breach of or in default under the Material Contract, and no event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach of or default by such other party under any Material Contract.

              (b) For purposes of this Agreement, "MATERIAL CONTRACTS" shall mean the following Issuer Contracts:

                   (i) Each Issuer Contract which is to be performed in whole or in part at or after the date of this Agreement and which (1) cannot be canceled upon 30 days' notice; (2) involves aggregate future payments by the Issuer of more than $10,000; (3) involves material nonmonetary obligations to be performed later than one year from the date hereof; (D) otherwise materially affects the Issuer or the Business; or (E) was not entered into in the ordinary course of business;

                   (ii) Each Issuer Contract: (1) evidencing Indebtedness of the Issuer; or (2) pursuant to which the Issuer has lent or committed to lend money;

                   (iii) Each Issuer Contract regarding advertising, brokerage, licensing, management, representative, publishing, clearing house or agency relationships;

                   (iv) Each Employee Plan of the Issuer, each Issuer Contract with or concerning any labor or employee organization, and each employment, consulting, severance and change of control Contract with any present or former officer, director, consultant or employee of the Issuer;

                   (v) Each Issuer Contract for the Transfer of any properties, assets or rights of the Issuer for consideration in excess of $10,000 or for the grant of any preferential right to purchase any of such assets, properties or rights, or which requires the consent of any third party to the Transfer of such assets, properties or rights;

                   (vi) Each Issuer Contract with any Shareholder or any Affiliate of the Issuer or any Shareholder;

                   (vii) Each Issuer Contract (1) under which the benefits cannot be retained upon the consummation of the transactions contemplated by this Agreement without the written consent or approval of other parties, (2) under which there will be a default as a result of the consummation of the transactions contemplated by this Agreement unless such other parties provide written consent or approval or (3) which would require the making of any payment, other than payments as contemplated by this Agreement, to any employee of the Issuer or to any other Person as a result of the consummation of the transactions contemplated herein;

                   (viii) Each Issuer Contract involving a guarantee by a Shareholder of any Indebtedness of the Issuer or imposing a Lien on personal assets of a Shareholder which serve as collateral for Indebtedness of the Issuer;

                   (ix) Each Contract providing the Issuer the right to use or Exploit the IP of any Person; and

                   (x) Each Contract requiring the Issuer to make capital expenditures in excess of $5,000.

         5.8   INTELLECTUAL PROPERTY.

              (a) The Issuer Disclosure Letter contains a true and complete list of all Patents, Trademarks and registered Copyrights of the Issuer, the jurisdictions of all registrations and the basis of the right of the Issuer to use such Patents, Trademarks and Copyrights. The Issuer IP constitutes all IP that is required to enable the Issuer to conduct the Business as now conducted. The Issuer has provided commercially reasonable safeguards and security for the protection and confidentiality of the Issuer IP. The Issuer has not received any written notice of infringement or other written complaint and they are not otherwise aware of any complaint to the effect that the Issuer or any of its Affiliates have violated or infringed the IP or any other proprietary rights of others. None of the Issuer or any of its Affiliates has wrongfully Exploited any IP owned or licensed by any Person for which the Issuer could suffer any Damages, and none of the Issuer or any Person employed by or affiliated with the Issuer has violated any confidential relationship which such Person may have had with any third party for which the Issuer could suffer any Damages. The Issuer has full right and authority to utilize the Issuer IP, including, without limitation, the processes, systems and techniques presently used by the Issuer in the design, development, marketing, sale and delivery of its present services and related products, and all rights to any such IP developed by any employee or consultant of the Issuer have been duly and validly assigned to the Issuer. No royalties, honoraria, damages or fees are payable by the Issuer to other Persons by reason of the ownership or use by the Issuer of any Issuer IP. No Affiliate of the Issuer owns or holds, directly or indirectly, any interests in any Issuer IP. To the Best Knowledge of the Issuer, no Person has interfered with, infringed upon, misappropriated, or otherwise violated any IP right of the Issuer. The Issuer has not Transferred to any Person any right to Exploit any Issuer IP.

              (b) The Issuer is the sole and exclusive owner (legal and beneficial) of the Trademarks identified on Section 5.8(b) of the Issuer Disclosure Letter in any and all forms and embodiments thereof in each Jurisdiction, and to the goodwill attached to such Trademarks in each Jurisdiction, in the class or classes identified on Section 5.8(b) of the Issuer Disclosure Letter with respect to such Jurisdiction. Section 5.8(b) of the Issuer Disclosure Letter sets forth a list of all countries, states or other jurisdictions in which each such Trademark is registered or in which registration applications are pending (the "JURISDICTIONS"), the date(s) of registration (or application), the class(es) of registration and the name of the Person in which each such Trademark is registered.

         5.9 FINANCIAL STATEMENTS.

              (a) The Issuer has delivered the Annual Financial Statements and the Current Financial Statements to the Purchaser. The Annual Financial Statements and the Current Financial Statements have been prepared from the books and records of the Issuer in accordance with GAAP (with the only exceptions that no notes have been prepared with respect to the Current Financial Statements), consistently applied, and fairly present the consolidated position, results of operations and cash flows of the Issuer as at dates and for periods set forth therein.

              (b) As of the date of this Agreement, the Issuer has no liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been reflected on the Current Balance Sheet, other than non-monetary obligations under statutes and regulations and accounts payables incurred in the ordinary course of business. The Current Balance Sheet reflects adequate reserves for all material losses computed in accordance with GAAP.

         5.10 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since December 31, 1998, except for this Agreement and changes contemplated by this Agreement, the Issuer has conducted its business only in the ordinary course of business and there has not been any:

              (a) purchase, redemption, retirement or other acquisition by the Issuer of any Equity Securities of the Issuer;

              (b) declaration or payment of any dividend or other distribution by the Issuer;

              (c) increase by the Issuer in the compensation payable or to become payable by the Issuer to any director, officer or employee of the Issuer being paid $50,000 or more at or at any time after December 31, 1998;

              (d) payment of any bonus, pension, retirement or insurance payment or arrangement to or with, or advance or loan of any money to, any Person, or entry into any employment, severance, loan or similar Contract with any Person;

              (e) incurrence by the Issuer of any trade payables other than in the ordinary course of business;

              (f) sale, transfer or lease of any assets to, or entry into any Contract with, any Shareholder or any officer or director of the Issuer (other than payment of salaries to officers in the ordinary course of business and consistent with past practice) or any of their respective Affiliates;

              (g) material adverse change in the Business Condition of the Issuer;

              (h) change in accounting methods, principles and practices employed by the Issuer;

              (i) material change in the conduct or nature of any aspect of the Business;

              (j) casualty, damage, destruction or loss, or interruption of use of any assets or property (whether covered by insurance or not) in excess of $25,000 individually or in the aggregate or which otherwise has had a material adverse effect on the Issuer;

              (k) Transfer or lease of any assets, except for transfers of cash applied in the payment of the Issuer's liabilities, in each case in the usual and ordinary course of business consistent with the Issuer's past practices;

              (l) capital expenditures in an amount which exceeds $15,000 in the aggregate;

              (m) discharge of any liability except in the usual and ordinary course of business in accordance with past practice, or prepayment of any liability which, in the aggregate, exceeds $15,000;

              (n) incurrence of Indebtedness or other material liability (whether absolute, accrued, contingent, or otherwise);

              (o) cancellation, without full payment, of any note, loan or other obligation owing to the Issuer;

              (p) waiver or release of any right or claim of the Issuer, except in the ordinary course of business consistent with past practice;

              (q) any amendment or termination of any Contract which would be a Material Contract if such Contract were in effect as of the date of this Agreement, other than in the ordinary course of business consistent with past practice;

              (r) issuance or sale of any Equity Securities; or

              (s) without limitation by the enumeration of the foregoing, entry into any Contract with respect to any of the foregoing or entry into any material transactions other than in the ordinary course of business in accordance with past practices.

         5.11 LITIGATION AND PROCEEDINGS. There is no pending or, to the Best Knowledge of the Issuer and the Shareholders, threatened Action (or basis for any Action) to which the Issuer is a party or involving any of its assets, and the Issuer is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement.

         5.12 BROKERS. None of the Issuer or either Shareholder has retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

         5.13 NO CONSENTS REQUIRED. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by the Issuer or either Shareholder in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, without limitation, the making of the Initial Loan and the Additional Loan and the sale and issuance of the Shares.

         5.14 ENVIRONMENTAL COMPLIANCE MATTERS. (a) The Premises constitute all of the real property now or previously used or occupied by the Issuer or its predecessors; (b) the Issuer and/or the Shareholders have inspected the Premises and have no reason to believe that there may be Hazardous Substances incorporated in or deposited, stored or buried at or upon the Premises; (c) the Premises have never been used as a waste disposal site or a storage site for petroleum products or chemicals; (d) no existing structures on the Premises contain asbestos; (e) there are not now any underground storage tanks on the Premises; (f) the Issuer has not knowingly allowed any Person occupying the Premises to bring Hazardous Substances onto the Premises or to process or store any Hazardous Substances on the Premises and, to the Best Knowledge of the Issuer, no Hazardous Substance has been released into the environment by the Issuer that may present an imminent and substantial endangerment to human health; (g) neither the Issuer nor the Shareholders are aware of any complaints on file or matters pending in any federal or state environmental protection offices involving any allegation of Hazardous Substances on the Premises; and
(h) neither the Issuer nor the

Shareholders have received notice from any environmental board, agency or authority requiring the removal from the Premises of any Hazardous Substances or other alleged harmful materials or wastes, or advising of any pending or contemplated search or investigation of the Premises or any portion of the Premises with respect the removal of any Hazardous Substances or other alleged harmful materials or wastes.

         5.15 COMPLIANCE WITH APPLICABLE LAW. The Issuer has complied with all applicable Law except to the extent that such non-compliance could not have material adverse affect on the Issuer.

         5.16 PERMITS. The Issuer Disclosure Letter lists all federal, state, local and foreign Permits issued by any Governmental Authority to the Issuer. The Issuer has all Permits and other rights that are required in order to conduct the Business presently.

         5.17 EMPLOYEES. With respect to employees of the Issuer:

              (a) The Issuer is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, immigration status, and unfair labor practices. There are no pending or, to the knowledge of the Issuer or the Shareholders, threatened unfair labor practice charges or employee grievance charges.

              (b) There is no request for union representation, labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Issuer or the Shareholders, threatened against or directly affecting the Issuer.

              (c) No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist before any governmental agency.

              (d) The employment of each employee of the Issuer is terminable at will without cost to the Issuer except for payments required under the Employee Plans and payment of accrued salaries or wages and vacation pay.

              (e) There is no collective bargaining agreement that is binding on the Issuer or other Contract with respect to collective bargaining with any union or group of employees.

              (f) The Issuer has not experienced any material work stoppage.

              (g) The Issuer is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees.

              (h) No employee or former employee has any right to be rehired by the Issuer prior to the Issuer hiring a Person not previously employed by any of them.

              (i) Section 5.18(i) of the Issuer Disclosure Letter contains a true and complete list of all employees who were employed by the Issuer as of April 30, 1999, and such list correctly reflects their salaries, wages, other compensation (other than benefits under the Employee Plans), dates of employment and positions. To the Best Knowledge of the Issuer, no "Significant Employee" (as herein defined) intends to terminate his or her employment with the Issuer. As used herein "Significant Employee" means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President or any Vice President of the Issuer.

         5.18 EMPLOYEE BENEFITS. All Employee Plans of any kind or nature maintained by or on behalf of the Issuer comply with and are and have been operated in material compliance with all applicable Laws. None of such plans are subject to regulation under the Employment Retirement Income Security Act of 1974, as amended.

         5.19 TAX AUDITS AND PAYMENT OF TAXES. Except as would not, singly or in the aggregate, have a material adverse effect, (a) all Tax Returns required to be filed by the Issuer have been filed and all such returns are true, complete, and correct in all material respects, and (b) all Taxes that are due or claimed to be due from the Issuer have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves, if necessary, have been established in accordance with generally accepted accounting principles. None of the Tax Returns of the Issuer is currently being examined by the United States Internal Revenue Service or any other Governmental Authority. The Issuer (and any predecessor of the Issuer) has been a validly electing "S Corporation" within the meaning of Code Sections 1361 and 1362 at all times during its existence, and the Issuer will be a validly electing "S Corporation" up to and including the Closing Date.

         5.20 OTHER RELATIONSHIPS. None of the Shareholders has any interest (other than as a noncontrolling holder of securities of a publicly traded company), either directly or indirectly, in any Person, including, without limitation, any Person (whether as an employee, officer, director, shareholder, partner, member, agent, independent contractor, security holder, creditor, consultant, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Issuer is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with the Issuer; or (iii) has any direct or indirect interest in any asset or property used by the Issuer or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the Business. No current or former stockholder, partner, member, director, officer or employee of the Issuer nor any Affiliate of any such Person, is at present, or since January 1, 1996, has been, directly or indirectly through his affiliation with any other person or entity, a party to any transaction (other than as an employee) with the Issuer providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such Person.

         5.21 CONFLICTS OF INTEREST. No Shareholder nor any officer, employee, agent or any other Person acting on behalf of any Shareholder or the Issuer has, directly or indirectly, given or agreed to give or receive any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to or from any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority or other Person who was, is, or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction therewith) which (i) might subject the Issuer to any Losses in any Action, (ii) if not given in the past, might have had a material adverse effect on the Business Condition of the Issuer or (iii) if not continued in the future, might have a material adverse effect on the Business Condition of the Issuer.

         5.22 INSURANCE. The Issuer has in full force and effect insurance with respect to its assets and businesses against such casualties and contingencies and of such types and forms and to such extent as is customary in the case of Persons engaged in its businesses and in its areas. The Issuer Disclosure Letter contains a true and correct list of all insurance policies maintained by the Issuer and a general description of such policies.

         5.23 YEAR 2000. All Products are Year 2000 Compliant.

         5.24 MATERIAL MISSTATEMENTS AND OMISSIONS. No representations and warranties by the Issuer or the Shareholders in this Agreement, or any exhibit, schedule or certificate furnished by the Issuer or the Shareholders to the Purchaser pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants (PROVIDED that the representations and warranties contained in Section 6.4 shall only be deemed to be given at the Closing) that:

         6.1 ORGANIZATION, STANDING AND POWER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction where the nature of its properties owned or held under lease or the nature of the business conducted by it make such qualification necessary, except for any failure to be so qualified as will not, individually or in the aggregate, impair in any material respect the Purchaser's performance of its obligations hereunder.

         6.2 AUTHORITY; ENFORCEABILITY; EFFECT OF AGREEMENT.

              (a) The Purchaser has full power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized by all corporate action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming this Agreement is duly executed and delivered by the Issuer and the Shareholders, constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

              (b) The execution and delivery by the Purchaser of this Agreement do not, and compliance by the Purchaser with the provisions of this Agreement will not, (i) conflict with or result in a breach or default under the Charter Documents of the Purchaser or any of the terms, conditions or provisions of any Contract to which the Purchaser is a party or otherwise bound, or to which any property or asset of the Purchaser is subject; (ii) violate any Law applicable to the Purchaser; or (iii) result in the creation or imposition of any Lien on any asset of the Purchaser, except in each case as will not, individually or in the aggregate, impair in any material respect the Purchaser's performance of its obligations hereunder.

         6.3 NO CONSENTS REQUIRED. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by the Purchaser in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, without limitation, the making of the Initial Loan and the Additional Loan and the sale and issuance of the Shares, except for any matters as will not, individually or in the aggregate, impair in any material respect the Purchaser's performance of its obligations hereunder.

         6.4 DISCLOSURE OF INFORMATION. The Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the Shares and the Business. The foregoing, however, does not limit or modify the representations and warranties of the Issuer and the Shareholders in Section 5 of this Agreement or the right of the Purchaser to rely thereon.

         6.5 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of the purchase of the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser has not been organized for the purpose of acquiring the Shares.

         6.6 BROKERS. The Purchaser has not retained or otherwise engaged or employed any broker, finder or any other person for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby for which the Issuer could be responsible.

7. TRANSACTIONS PRIOR TO THE CLOSING DATE.

         7.1 CONDUCT OF BUSINESS. Prior to the Closing, except as contemplated by this Agreement or with the prior written consent of the Purchaser, the Issuer agrees, and the Shareholders agree to cause the Issuer:

              (a) to conduct its operations according to its ordinary and usual course of business;

              (b) not to Transfer any assets, other than asset Transfers incidental to settlement processing according to its ordinary and usual course of business;

              (c) not to declare or pay any dividend or other distribution on its Equity Securities, and not to purchase, redeem, retire or otherwise acquire any of its Equity Securities;

              (d) not to enter into any Material Contract;

              (e) not to amend, modify or terminate, or grant any waiver of any right under, any Material Contract, and not to make any payment under any Material Contract which is not required to be made strictly in accordance with the terms of the Material Contract;

              (f) to comply with all of its obligations and duties under any Material Contract and not to create or permit to exist any default or event of default on behalf of the Issuer under any Material Contract, or any event or circumstance which, with lapse of time or notice, or both, would constitute a default under a Material Contract;

              (g) to use its Best Efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with the Issuer;

              (h) to duly comply in all material aspects with all applicable
Laws;

              (i) not to incur any fixed or contingent obligation or enter into any Contract or other transaction or arrangement relating to the Business or the assets of the Issuer which (i) may not be terminated by the Issuer on 30 days' notice or less without cost or liability and (ii) which is not in the ordinary course of the business;

              (j) not to commit any act or omit to do any act which would be or result in a breach of any of its obligations, duties, agreements or representations under any Contract to which it is a party or to which it enters into subsequent to the date of this Agreement which would have a material effect on the Business Condition of the Issuer;

              (k) to maintain all properties necessary for the conduct of the Business, whether owned or leased, in substantially the same condition as they now are;

              (l) to maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods;

              (m) not to enter into any Contract of any kind or nature with any Affiliate, or make any payment or other asset Transfer to or for the benefit of any Affiliate (other than employment compensation in the ordinary course of business consistent with past practice);

              (n) to use the proceeds of the Initial Loan and the Additional Loan for working capital and not to repay any loan to any Shareholder;

              (o) not to enter into any transaction or perform any act which would make any of the representations, warranties or agreements of the Issuer and the Shareholders contained in this Agreement false or misleading in any material respect if made again immediately after such transaction or act; and

              (p) not to take any affirmative action or fail to take any action within its control that is likely to cause any of the changes or events listed in Section 7.1 to occur.

         7.2 INSPECTION OF RECORDS. Between the date of this Agreement and the Closing, the Issuer and the Shareholders shall allow the duly authorized officers, attorneys, accountants and other representatives of the Purchaser access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information in each case relating to the business and affairs of the Issuer.

         7.3 ACQUISITION PROPOSALS. During the period from the date of this Agreement and extending through the earlier of the termination of this Agreement or the Closing, the Issuer and the Shareholders each agree that (i) the Issuer and the Shareholders shall not, and the Issuer and the Shareholders shall direct and cause the Issuer's officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant) not to, initiate, solicit, intentionally encourage or accept the submission of any proposal or offer with respect to a merger, acquisition, sale, consolidation or similar transaction involving all or any significant portion of the assets of the Issuer or any Equity Securities of the Issuer (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations or discussions concerning, or provide any confidential information or data to, any Person relating to an Acquisition Proposal, and (ii) the Issuer and the Shareholders shall notify the Purchaser immediately if any Acquisition Proposal is received by the Issuer and/or the Shareholders or any negotiations or discussions relating to a potential Acquisition Proposal are sought to be initiated or continued with the Issuer and/or the Shareholders.

         7.4 SHAREHOLDERS AGREEMENT. The Shareholders and the Purchaser agree to negotiate in good faith and use their respective Best Efforts to enter into the Shareholders Agreement.

         7.5 BEST EFFORTS. Between the date of this Agreement and the Closing, each of the parties to this Agreement will use its or his Best Efforts to cause the conditions to the obligations of the other parties set forth in Sections 8, 9 or 10 of this Agreement, as the case may be, to be satisfied.

8.    CONDITIONS TO THE INITIAL LOAN CLOSING.

         8.1 CONDITIONS OF THE PURCHASER. The obligation of the Purchaser to make the Initial Loan and to take the other actions required to be taken by the Purchaser at the Initial Loan Closing is subject to the satisfaction, at or prior to the Initial Loan Closing, of each of the following conditions (any of which may be waived by the Purchaser in writing, in whole or in part):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Issuer and the Shareholders (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to the Purchaser or its representatives by the Issuer or the Shareholders or any of their representatives) shall be true and correct in all material respects on the Initial Loan Closing Date with the same force and effect as though made on and as of the Initial Loan Closing Date (I.E., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Initial Loan Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Initial Loan Closing Date), except as affected by the transactions contemplated hereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date.

              (b) PERFORMANCE. The Issuer and the Shareholders each shall have performed all obligations and complied with in all material respects all covenants required by this Agreement to be performed or complied with by the Issuer and the Shareholders on or prior to the Initial Loan Closing Date.

              (c) CERTIFICATE. The Issuer and the Shareholders shall have delivered to the Purchaser a certificate, dated the Initial Loan Closing Date, certifying that the conditions specified in Sections 8.1(a) and (b) of this Agreement have been satisfied.

              (d) NO PROCEEDINGS. No Action pertaining to the transactions contemplated by this Agreement or to their consummation shall have been instituted or threatened on or prior to the Initial Loan Closing Date.

              (e) OPINION LETTER. The Purchaser shall have received from counsel to the Issuer satisfactory to the Purchaser a written opinion, dated as of the Initial Loan Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser.

              (f) ISSUER DISCLOSURE LETTER. The Issuer shall have delivered to the Purchaser the Issuer Disclosure Letter not later than 5:00 p.m. Los Angeles time on June 2, 1999, which shall be in form and substance satisfactory to the Purchaser (PROVIDED that if the Purchaser receives the Issuer Disclosure Letter on or before the Issuer's delivery deadline and does not deliver an objection notice to the Issuer on or before 5:00 p.m. Los Angeles time on the fifth Business Day following the Purchaser's receipt of the Issuer Disclosure Letter, the Purchaser shall be deemed to have approved the Issuer Disclosure Letter).

              (g) OTHER MATTERS. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

9. CONDITIONS TO THE ADDITIONAL LOAN CLOSING.

         9.1 CONDITIONS OF THE PURCHASER. The obligation of the Purchaser to make the Additional Loan and to take the other actions required to be taken by the Purchaser at the Additional Loan Closing is subject to the satisfaction, at or prior to the Additional Loan Closing, of each of the following conditions (any of which may be waived by the Purchaser in writing, in whole or in part):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Issuer and the Shareholders (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to the Purchaser or its representatives by the Issuer or the Shareholders or any of their representatives) shall be true and correct in all material respects on the Additional Loan Closing Date with the same force and effect as though made on and as of the Additional Loan Closing Date (I.E., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Additional Loan Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the

Additional Loan Closing Date), except as affected by the transactions contemplated hereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date.

              (b) PERFORMANCE. The Issuer and the Shareholders each shall have performed all obligations and complied with in all material respects all covenants required by this Agreement to be performed or complied with by the Issuer and the Shareholders on or prior to the Additional Loan Closing Date.

              (c) CERTIFICATE. The Issuer and the Shareholders shall have delivered to the Purchaser a certificate, dated the Additional Loan Closing Date, certifying that the conditions specified in Sections 9.1(a) and (b) of this Agreement have been satisfied.

              (d) NO PROCEEDINGS. No Action pertaining to the transactions contemplated by this Agreement or to their consummation shall have been instituted or threatened on or prior to the Additional Loan Closing Date.

              (e) OPINION LETTER. The Purchaser shall have received from counsel to the Issuer satisfactory to the Purchaser a written opinion, dated as of the Additional Loan Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser.

              (f) SHAREHOLDER AGREEMENT. The Shareholders shall have entered into the Shareholders Agreement.

              (g) KERLIN EMPLOYMENT AGREEMENT. Kerlin and the Issuer shall have entered into the Kerlin Employment Agreement.

              (h) APPOINTMENT OF DIRECTOR. The Shareholders shall have appointed a designee of the Purchaser as a director of the Issuer.

              (i) OTHER MATTERS. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

         9.2 CONDITIONS OF THE ISSUER. The obligation of the Issuer to accept the Additional Loan and to take the other actions required to be taken by the Issuer at the Additional Loan Closing is subject to the satisfaction, at or prior to the Additional Loan Closing, of each of the following conditions (any of which may be waived by the Issuer in writing, in whole or in part):

              (a) SHAREHOLDER AGREEMENT. The Purchaser shall have entered into the Shareholders Agreement.

              (b) KERLIN EMPLOYMENT AGREEMENT. Kerlin shall have entered into the Kerlin Employment Agreement.

10.   CONDITIONS TO THE CLOSING.

         10.1 CONDITIONS OF THE PURCHASER. The obligation of the Purchaser to complete the purchase of the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser in writing, in whole or in part):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Issuer and the Shareholders (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to the Purchaser or its representatives by the Issuer or the Shareholders or any of their representatives) shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date (I.E., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date.

              (b) PERFORMANCE. The Issuer and the Shareholders each shall have performed all obligations and complied with in all material respects all covenants required by this Agreement to be performed or complied with by the Issuer and the Shareholders on or prior to the Closing Date.

              (c) CONSENTS. The Issuer shall have delivered to the Purchaser all consents and approvals of Governmental Authorities and other Persons necessary for the purchase and sale of the Shares and the unconditional consummation of the transactions contemplated hereby at the Closing.

              (d) CERTIFICATE. The Issuer and the Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, certifying that the conditions specified in Sections 10.1(a), (b) and (c) of this Agreement have been satisfied.

              (e) NO PROCEEDINGS. No Action pertaining to the transactions contemplated by this Agreement or to their consummation shall have been instituted or threatened on or prior to the Closing Date.

              (f) APPOINTMENT OF DIRECTORS. A majority of the Issuer's directors shall be designees of the Purchaser, whose terms shall commence immediately following the Closing.

              (g) AUDITED FINANCIAL STATEMENTS. The Issuer shall have delivered to the Purchaser an audited consolidated balance sheet of the Issuer as at December 31, 1998 and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1998, with the report of the independent auditors subject to no qualifications (other than a going concern qualification) and which otherwise shall be in form and substance satisfactory to the Purchaser.

              (h) DUE DILIGENCE. The Purchaser shall have completed to its satisfaction a due diligence investigation of the Issuer (including, without limitation, a technical audit of the systems relating to the Business) and shall have approved the results of such investigation.

              (i) OPINION LETTER. The Purchaser shall have received from counsel to the Issuer satisfactory to the Purchaser a written opinion, dated as of the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser.

              (j) OTHER MATTERS. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

         10.2 CONDITIONS OF THE ISSUER. The obligation of the Issuer to complete the issuance and sale of the Shares and to take the other actions required to be taken by the Issuer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Issuer in writing, in whole or in part):

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to the Issuer or its representatives by the Purchaser, or any of its representatives) shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date (I.E., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date.

              (b) PERFORMANCE. The Purchaser shall have performed all obligations and complied with in all material respects all covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

              (c) CERTIFICATE. The Purchaser shall have delivered to the Issuer a certificate, dated the Closing Date, certifying that the conditions specified in Sections 10.2(a) and (b) of this Agreement have been satisfied.

              (d) SHAREHOLDERS AGREEMENT. The Purchaser shall have entered into the Shareholders Agreement.

              (e) KERLIN EMPLOYMENT AGREEMENT. The Purchaser shall have approved the Kerlin Employment Agreement.

              (f) NO PROCEEDINGS. There shall not be any temporary, preliminary or permanent injunction against the Issuer prohibiting it form issuing and selling the Shares to the Purchaser.

              (g) OTHER MATTERS. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to the Issuer and its counsel.

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.

         11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or made in any document delivered pursuant to this Agreement by or on behalf of any party shall survive the execution and delivery of this Agreement and the Closing, regardless of notice of or any investigation or right of investigation made prior to or after the date of this Agreement by or on behalf of any party, and shall terminate and expire eighteen months following the Closing Date, after which date they shall be of no further force or effect. No Action hereunder for breach of or inaccuracy in any representation or warranty may be made unless such Action is commenced on or before the 30th day following the expiration of the eighteen month period following the Closing Date.

         11.2 INDEMNIFICATION. The Issuer and the Shareholders shall indemnify, save and hold harmless the Purchaser and each of its officers, directors, employees, agents and Affiliates, and each of their successors and assigns (individually, a "PURCHASER INDEMNIFIED PARTY" and collectively, the "PURCHASER INDEMNIFIED PARTIES") from and against any and all costs, losses, claims, liabilities, fines, penalties, and expenses (including, without limitation, interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) ("DAMAGES") incurred in connection with, arising out of, resulting from or incident to any breach of, or any inaccuracy in any of, the representations or warranties, or any default in any agreements, made by the Issuer or the Shareholders in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement. Subject to the following sentence, the Issuer and each Shareholder shall have the right to control and conduct the defense or settlement of any Action giving rise to any claim for indemnification against the Issuer or any Shareholder, respectively. None of the Issuer or the Shareholders shall, without the prior written consent of the Purchaser Indemnified Party, effect any settlement or compromise of or consent to the entry of judgment with respect to any pending or threatened Action in respect of which the Purchaser Indemnified Party is an actual or potential party and indemnification may be sought hereunder by the Purchaser Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Purchaser Indemnified Party from all liability on claims that are or could have been the subject matter of such Action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Purchaser Indemnified Party.

         11.3 LIMITATION ON INDEMNIFICATION OBLIGATIONS.

              (a) The Purchaser Indemnified Parties shall not be entitled to recover under Section 11.2 unless the aggregate amount of indemnifiable Damages incurred by the Purchaser Indemnified Parties exceeds $150,000, at which time any claim for indemnification may be made only for the excess. Notwithstanding anything to the contrary herein contained, the limitations contained in this
Section 11.3(a) shall not apply to indemnification for breach of any representation and warranty contained in Section 5.3, breach of any covenant or agreement of any indemnifying party, or fraud by an indemnifying party in connection with this Agreement and the transactions contemplated hereby.

              (b) Neither Shareholder shall be responsible for more than 50% of the indemnifiable Damages incurred by the Purchaser Indemnified Parties in connection with, arising out of, resulting from or incident to any breach of, or any inaccuracy in any of, the representations or warranties made by the Issuer or the Shareholders in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement.

              (c) In calculating any amount of Damages payable pursuant to
Section 11.2, the amount of any such Damages shall be reduced by any net Tax benefit actually realized by the relevant Purchaser Indemnified Party as a result of such Damages (whether in the form of an actual refund or a reduction in any Tax that would otherwise have been payable). In computing the amount of any such Tax cost, the Purchaser Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any items arising from the receipt or accrual of any indemnification payment under Section 11.2 or the incurrence of any Damages payable pursuant to Section
11.2. In addition, to the extent not otherwise taken into consideration, in connection with a claim for indemnification relating to a loss (or other Damage) incurred by a Purchaser Indemnified Party based on the "value" of the Issuer being less than was represented to the Purchaser (for example, due to an undisclosed liability which was required to be disclosed), the value shall consider any Tax benefit or Tax detriment actually realized or incurred by the Issuer relating to such loss or Damage.

              (d) If the Closing occurs, the Issuer and the Shareholders shall not have any obligation or liability under Section 11.2 for breaches of or inaccuracies in representations or warranties that (i) are not intentional and
(ii) are disclosed in the Issuer Disclosure Letter delivered to the Purchaser at the Closing.

12.   NONCOMPETITION.

         12.1 PROCHNOW COVENANT NOT TO COMPETE. For a period of three years from the Closing Date, Prochnow shall not, directly or indirectly, whether individually or as a member, officer, director, investor, stockholder, employee or consultant of any Person (other than the Issuer), or in any other capacity,
(i) engage anywhere in the world in a business which competes with the Business or any other line of business engaged in by the Issuer, or (ii) induce or attempt to induce (A) any employee of the Purchaser or the Issuer to leave the employ of the Issuer or in any way interfere adversely with the relationship between any such employee and the Issuer, (B) any employee of the Issuer to work for, render services or provide advice to or supply confidential business information or trade secrets of the Issuer to any Person, or (C) any customer, supplier, agent, licensee, licensor or other business relation of the Issuer to cease doing business with the Issuer or in any way interfere with the relationship between any such customer, supplier, agent, licensee, licensor or other business relation and the Issuer. The ownership by Prochnow of four percent or less of the outstanding capital stock of any Person engaged in any business which competes with any line of business engaged in by the Issuer, where the capital stock of the Person is listed on a national securities exchange or actively quoted on the Nasdaq Stock Market, shall not be deemed a violation by Prochnow of this Section 12, provided that Prochnow is not an officer, director or employee of, or a consultant to, such corporation or otherwise related in any way to such Person (other than as a shareholder thereof).

         12.2 KERLIN COVENANT NOT TO COMPETE. During the Term, Kerlin shall not, directly or indirectly, whether individually or as a member, officer, director, investor, stockholder, employee or consultant of any Person (other than the Issuer), or in any other capacity, (i) engage anywhere in the world in a business which competes with the Business or any other line of business engaged in by the Issuer, or (ii) induce or attempt to induce (A) any employee of the Purchaser or the Issuer to leave the employ of the Issuer or in any way interfere adversely with the relationship between any such employee and the Issuer, (B) any employee of the Issuer to work for, render services or provide advice to or supply confidential business information or trade secrets of the Issuer to any Person, or (C) any customer, supplier, agent, licensee, licensor or other business relation of the Issuer to cease doing business with the Issuer or in any way interfere with the relationship between any such customer, supplier, agent, licensee, licensor or other business relation and the Issuer. The ownership by Kerlin of four percent or less of the outstanding capital stock of any Person engaged in any business which competes with any line of business engaged in the Issuer, where the capital stock of the Person is listed on a national securities exchange or actively quoted on the Nasdaq Stock Market, shall not be deemed a violation by Kerlin of this Section 12, provided that Kerlin is not an officer, director or employee of, or a consultant to, such corporation or otherwise related in any way to such Person (other than as a shareholder thereof). Upon the effectiveness of the Kerlin Employment Agreement, this Section 12.2 shall be superceded by the covenant not to compete of Kerlin contained in such agreement and shall cease to have any force or effect. For purposes of this Section 12.2, the "TERM" shall mean the period commencing on the Closing Date and ending on the later of (i) three years from the Closing Date and (ii) one year from termination of Kerlin's employment; PROVIDED that if the Issuer terminates the Kerlin's employment other than "for cause" (as defined in the Kerlin Employment Agreement), the "Term" shall mean the period commencing on the Closing Date and ending on the date Kerlin's severance period ends.

         12.3 REMEDIES. Prochnow and Kerlin acknowledge and agree that, in the event of a violation by Prochnow or Kerlin of the terms and provisions of this
Section 12, the remedies at law would not be adequate; and accordingly, in such event, each of the Purchaser, the Issuer may proceed to protect and enforce its rights under this Section 12 by a suit in equity for specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Section 12 from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to the Purchaser or the Issuer resulting from the breach.

         12.4 MODIFICATION. If for any reason there should be a determination by a court of competent jurisdiction that the provisions of this Section 12 are too broad or unreasonable (or otherwise objectionable) and therefore unenforceable, the provisions of this Section 12 shall be deemed modified, and fully enforceable as so modified, to the extent that the court would find them to be fair, reasonable and enforceable under the circumstances.

13.   TERMINATION.

         13.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual agreement, in writing, of each of the parties to this Agreement.

         13.2 TERMINATION BY THE PURCHASER. The Purchaser may (but shall not be obligated to) terminate this Agreement prior to the Closing by giving written notice to the Issuer if:

              (a) the Issuer fails to deliver the Issuer Disclosure Letter to the Purchaser on or before 5:00 p.m. Los Angeles time on June 2, 1999; or following such timely delivery the Purchaser delivers an objection notice to the Issuer on or before 5:00 p.m. Los Angeles time on the fifth Business Day following the Purchaser's receipt of the Issuer Disclosure Letter and the Issuer fails to deliver an amended Issuer Disclosure Letter in form and substance satisfactory to the Purchaser on or before 5:00 p.m. Los Angeles time on the fifth Business Day following the Issuer's receipt of the Purchaser's objection notice;

              (b) there has been a material violation or breach by the Issuer or a Shareholder of any agreement, covenant, representation or warranty contained in this Agreement, which violation or breach shall not have been cured or corrected within ten days after receipt of notice thereof;

              (c) the Closing does not occur on or prior to (i) the earlier of
(A) the 45th day following the Issuer's delivery to the Purchaser of the audited financial statements described in Section 10.1(g) or (B) September 30, 1999, or
(ii) such later date as may be agreed to in writing by the parties;

              (d) if the Purchaser is made aware and determines in its reasonable discretion that any condition in Section 10.1 will not be satisfied as of the Closing (other than through the failure of the Purchaser to comply with its obligations under this Agreement) and the Purchaser has not expressly waived such condition in writing on or before the Closing.

         13.3 TERMINATION BY THE ISSUER. The Issuer may (but shall not be obligated to) terminate this Agreement on behalf of itself and the Shareholders prior to the Closing by giving written notice to the Purchaser if:

              (a) there has been a material violation or breach by the Purchaser of any agreement, covenant, representation or warranty contained in this Agreement, which violation or breach shall not have been cured or corrected within ten days after receipt of notice thereof;

              (b) the Closing does not occur on or prior to (i) the earlier of
(A) the 45th day following the Issuer's delivery to the Purchaser of the audited financial statements described in Section 10.1(g) or (B) September 30, 1999, or
(ii) such later date as may be agreed to in writing by the parties;

              (c) if the Issuer is made aware and determines in its reasonable discretion that any condition in Section 10.2 will not be satisfied as of the Closing (other than through the failure of the Issuer or the Shareholders to comply with its or their obligations under this Agreement) and the Issuer has not expressly waived such condition in writing on or before the Closing.

         13.4 EFFECT OF TERMINATION. In the event of the termination of this Agreement without the Closing occurring, no party shall have any obligation or liability to any other in respect to this Agreement, except for (i) any material breach of any covenant occurring prior to such termination, or (ii) any material breach of or material inaccuracy in any representation or warranty occurring prior to such termination that is intentional; or (iii) the covenant under Section 14.12 shall remain in effect. Notwithstanding anything to the contrary contained herein, the Purchaser shall not have any obligation or liability to the Issuer or the Shareholders if the Purchaser, after the exercise of its Best Efforts, is unable to obtain $4 million on commercially reasonable terms in order to pay the Purchase Price to the Issuer at the Closing as provided hereunder.

14.   MISCELLANEOUS.

         14.1 NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission (which must be confirmed) or by United States first class, registered or certified mail, postage prepaid, to the following addresses:

                        (i)   if to the Purchaser, to:

                              Symposium Corporation
                              410 Park Avenue, 18th Floor
                              New York, New York 10022
                              Facsimile No. (212) 754-9906
                              Attn: Ronald Altbach

                        with a copy to:

                              Troop Steuber Pasich Reddick & Tobey, LLP
                              2029 Century Park East
                              Los Angeles, California 90067
                              Facsimile No. (310) 728-2211
                              Attn: Alan B. Spatz, Esq.

                              if to the Issuer or the Shareholders, to:

                              AmeriNet, Inc.
                              Three Centerpoint Drive, Suite 125
                              Lake Oswego, Oregon 97035
                              Facsimile No.  (503) 670-8192
                              Attn: Richard Boonstra

                        With a copy to:

                              Lathrop & Gage, L.C.
                              2345 Grand Boulevard, Suite 2800
                              Kansas City, Missouri 64108
                              Facsimile No. (816) 292-2001
                              Attn: Tyler Prochnow, Esq.

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other parties in the manner prescribed in this Section.

         14.2 ENTIRE AGREEMENT. This Agreement, the attached exhibits and schedules, and the Shareholders Agreement contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by way of this Agreement.

         14.3 ASSIGNMENT. No party may assign its rights or obligations under this Agreement, and any attempted or purported assignment or any delegation of any party's duties or obligations arising under this Agreement to any third party or entity shall be deemed to be null and void, and shall constitute a material breach by such party of its duties and obligations under this Agreement; provided that the Purchaser may assign its rights to any Subsidiary of the Purchaser. This Agreement shall inure to the benefit of and be binding upon any successors of each party by way of merger or consolidation.

         14.4 WAIVER AND AMENDMENT. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

         14.5 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         14.6 SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.7 CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         14.9 COSTS AND ATTORNEYS' FEES. If any Action is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall recover all of such party's attorneys' fees incurred in each and every such Action, including, without limitation, any and all appeals or petitions therefrom. As used in this Section, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         14.10 RIGHTS CUMULATIVE. No right granted to the parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any Damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

         14.11 JUDICIAL INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

         14.12 CONFIDENTIALITY.

              (a) The Purchaser, the Issuer and the Shareholders hereby acknowledge to and agree with the other that any and all information which has been disclosed by one to the other, its directors, partners, members, managers, employees, consultants, agents and shareholders during the discussions and negotiations leading to the execution of this Agreement, and all information to be disclosed by one to the other, its directors, employees, consultants and agents and shareholders, during the period commencing on the date of execution of this Agreement through the Closing or termination of this Agreement, shall constitute confidential information and trade secrets of the disclosing party, and as such are secret, confidential and unique and constitute the exclusive trade secrets and property of such party. Such information has been made known and available to the other party and its respective employees, consultants and agents strictly in connection with the negotiation and execution of this Agreement and the consummation of the transactions provided for herein. Each party hereby acknowledges and agrees that any use or disclosure of any such confidential information or trade secrets, other than pursuant to this Agreement, would be wrongful and would cause irreparable injury to the other. Accordingly, each party hereby expressly agrees, for itself and on behalf of its shareholders, partners, members and directors, if any, and its principal officers, managers, employees, agents, consultants and representatives, that it and they will not at any time prior to the Closing or at any time thereafter, use or disclose, other than in accordance with the terms and provisions of this Agreement, any of such confidential information or trade secrets; provided, that any of the parties hereto may use or disclose such confidential information or secrets of the other without restriction if such information or secrets (i) were or are available to such party on a non-confidential basis from a source other than the other party, or (ii) were or become generally available to the public (other than as a result of an impermissible disclosure by such party or its Affiliates); and provided, further, that if either party is requested or required (by oral question, interrogatories, requests for information or documents, subpoena or similar process) to disclose any of such information or secrets of the other, such disclosure be made without liability hereunder (although notice of such request or requirement shall be given to the other party so that, if practicable, the other party may seek a protective order against such disclosure). Each party acknowledges that, in the event of a violation by the other of the terms and provisions of this Section 14.12, the remedies at law would not be adequate; and accordingly, in such event such party may proceed to protect and enforce its rights under this
Section 14.12 by a suit in equity for specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Section 14.12 from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to the party resulting from the breach.

              (b) The Issuer and Shareholders acknowledge that: the Purchaser has public reporting obligations under the Securities Exchange Act of 1934, as amended, and the Purchaser must obtain financing to complete the purchase of the Shares. In addition, the Shareholders, the Issuer and the Purchaser acknowledge that, subject to various rights and obligations under the Shareholders Agreement, each party has the right to sell its shares of the Common Stock. Accordingly, notwithstanding the preceding paragraph:

                   (i) The Purchaser may make public disclosures of such information regarding the Issuer as it deems appropriate under applicable securities Laws; provided that for the first year following the Closing, the Purchaser shall make every reasonable effort to give the Issuer an opportunity to review any such written disclosure (in substantially final form), but excluding financial information included in the consolidated financial statements of the Purchaser prior to the filing or other public disclosure and shall in good faith consider any comments which the Issuer may have regarding the accuracy and completeness of such disclosure;

                   (ii) The Purchaser may disclose information regarding the Issuer to Persons from whom the Purchaser seeks financing to complete the purchase of the Shares and to underwriters, finders and broker/dealers who assist in locating such investors; provided that each such Person is under a confidentiality obligation with respect to such information not materially less stringent than the confidentiality obligations applicable to the Purchaser and Shareholders under this Agreement; and

                   (iii) The Shareholders and the Purchaser may disclose information regarding the Issuer to any Person in connection with the proposed sale of shares of Common Stock; provided that each such Person is under a confidentiality obligation with respect to such information not materially less stringent than the confidentiality obligations applicable to the Purchaser and Shareholders under this Agreement.

15.   PAYMENT TO PROCHNOW

         15.1 At or immediately following the Closing, the Issuer shall pay to Prochnow an amount equal the outstanding principal and interest owed to Prochnow on loans made prior to the Initial Loan by Prochnow to the Issuer, up to a maximum amount of $1.5 million. If the amount of such loans (including accrued and unpaid interest) exceeds $1.5 million as of the Closing, the balance shall be payable (without interest) at such time and in such manner (such as cash or non-voting Equity Securities) as Prochnow and the Board of Directors of the Issuer shall agree, it being understood that repayment will not occur prior to two years from the Closing.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              SYMPOSIUM CORPORATION



                              By: /s/ RUPERT GALLIERS-PRATT
                                 --------------------------------------
                                    Rupert Galliers-Pratt
                                    Co-Chairman and Chief Executive Officer



                                 AMERINET, INC.



                              By: /s/ DAVID KERLIN
                                 -------------------------------------
                                    David Kerlin
                                    President


                                RICHARD PROCHNOW


                                   /s/ RICHARD PROCHNOW
                                --------------------------------------
                                    Richard Prochnow




                              DAVID KERLIN


                                   /s/  DAVID KERLIN
                                --------------------------------------
                                    David Kerlin

                                     ANNEX A

                             SHAREHOLDERS AGREEMENT

                                Summary of Terms

1.    RIGHT OF FIRST REFUSAL.

      (a) The Shareholders and the Purchaser will have a right of first refusal in connection with any proposed Transfer by the others of shares of Equity Securities of the Issuer. Prochnow and Kerlin shall have a priority over the Purchaser in exercising the right of refusal on the Transfer of Prochnow's or Kerlin's shares. Transfers by Prochnow and Kerlin for estate planning purposes, and Transfers by among the Purchaser Group, are not subject to the right of first refusal. The "Purchaser Group" is Purchaser and its Subsidiaries.

      (b) The Issuer may not issue any Equity Securities in a financing transaction without first offering such Securities to the Shareholders and the Purchaser on no less favorable conditions than proposed to be offered to other Persons. If the Shareholders and the Purchaser elect to purchase more shares than the shares offered, the offered shares shall be allocated among the electing shareholders based on the number of shares held by each.

2. PURCHASE RIGHT UPON DEATH OF A SHAREHOLDER. Upon the death of a Shareholder, the remaining Shareholder and the Purchaser shall have a right to purchase the shares of Common Stock of the Issuer owned by the deceased Shareholder, with the surviving Shareholder having priority over the Purchaser in exercising such right. The purchase price shall be the fair market value of the shares, and may be paid in cash or by cash and a 4-year note secured by the shares purchased.

3. SUPERMAJORITY VOTE. The following acts require a vote of at least 2/3 of the outstanding shares of the Common Stock of the Issuer:

      (a) Any amendment of the Certificate of Incorporation or By-Laws of the Issuer;
      (b)   Any dissolution, liquidation, reorganization of the Issuer;
      (c) Any sale or other disposition of all or substantially all of the assets of the Issuer;
      (d)   Any merger or consolidation of the Issuer;
      (e)   The sale of Equity Securities by the Issuer.

4. SHARE TRANSFER LIMITATIONS. Neither Purchaser nor any Shareholder may Transfer any shares of the Common Stock to a competitor of the Issuer.

5. COSTS INCURRED BY PURCHASER IN CONNECTION WITH THE ISSUER. The Issuer will reimburse or pay the Purchaser for the costs and expenses incurred by Purchaser on behalf of Issuer in connection with various overhead and administrative functions based on a formula set forth in or as otherwise determined in accordance with the Shareholders Agreement.

6. SHAREHOLDER'S OPTION ("PUT"). Each Shareholder shall have the right on up to two occasions commencing one year following the Closing and ending five years following the Closing, and provided that the Purchaser Group then owns a majority interest in the Issuer, to sell to the Purchaser shares of the Common Stock of the Issuer for the fair market value of the shares. At the time of exercising the "put," the Shareholder may specify how much of the purchase price he desires to be paid in cash and how much by common stock of the Purchaser. However, the Purchaser shall have the right to determine how much of the purchase price it will pay by cash and by shares of its common stock PROVIDED that if requested by the Shareholder, the Purchaser will pay at least $200,000 in cash (in the aggregate per Shareholder for all exercises by such Shareholder of the "put"). If the Purchaser's determination of the amount of the purchase price to be paid by cash varies by more than $100,000 from the amount specified by the Shareholder, the Shareholder shall have the right not to proceed with the sale. Any shares of the common stock of the Purchaser used to pay the purchase price shall be valued at their average market price over a specified period.

7. PURCHASER'S CALL OPTION. On or after the third anniversary of the Closing and until the seventh year following the Closing, and provided that the Purchaser Group then owns a majority interest in the Issuer, the Purchaser shall have the right to purchase all, and not less than all, of the Shareholders' shares of Common Stock for the fair market value thereof. At the time of exercising the "call," the Purchaser may specify how much of the purchase price it desires pay in cash and how much by common stock of the Purchaser. However, a Shareholder shall have the right to determine how much of the purchase price he desires to receive in cash and how much by shares of the common stock of the Purchaser. If the Shareholder's determination of the amount of the purchase price to be received in cash varies by more than $100,000 from the amount specified by the Purchaser, the Purchaser shall have the right not to proceed with the purchase. Any shares of the common stock of the Purchaser used to pay the purchase price shall be valued at their average market price over a specified period.

8. TERMINATION. The Shareholders Agreement shall automatically terminate at such time as the Issuer becomes a public company. In addition, the obligations under Sections 1(b), 3, 4, 5, 6, 7, 10 and 12 shall terminate if the Purchaser Group and the Shareholders (and their Affiliates) own less than 50% of the outstanding Common Stock.

9. FAIR MARKET VALUE. If the parties are unable to agree on the fair market value of shares of the Common Stock of the Issuer, such fair market value shall be determined by obtaining from a mutually agreed upon investment banking firm (which shall be a major bracket underwriter unless otherwise agreed) an opinion as to the value of such shares, which value shall be the price such investment banking firm would pay to purchase such shares from the Issuer or selling shareholder in an public offering firmly underwritten by such investment banking firm, assuming that such underwriter would be unable to resell such shares in such offering. The cost of such opinion will be borne equally be the Purchaser on one hand and Prochnow and/or Kerlin, as the case may be, on the other hand.

      If Symposium pays cash for any shares of the Common Stock of the Issuer upon exercise of the put or call, if within six months thereafter Symposium either (i) resells such shares at a price greater than paid to the Shareholder, or (ii) enters into an agreement to resell the Shares at a price greater than paid to Shareholder, and then sells such shares pursuant to such agreement, then in either case Symposium will pay to such Shareholder such excess within five days following receipt of such excess consideration.

10. REGISTRATION RIGHTS. At any time after five years from the Closing, the holder or holders of at least 20% of the outstanding Common Stock covered by the Agreement may on one occasion demand that the Issuer register shares of Common Stock of such holder or holders which in the aggregate exceeds 20% of the outstanding Common Stock of the Issuer in connection with a firmly underwritten public offering. Notwithstanding who demanded the registration, the Purchaser and the Shareholders shall have the right to participate in the offering; if the number of shares which may be included in the offering is limited by the managing underwriter, the available shares shall be allocated among the Purchaser and the Shareholders on a pro rata basis based on the number of shares owned by each. In addition: (i) the Purchaser and the Shareholders shall receive piggyback registration rights from the Issuer (which rights shall not expire upon termination of the Shareholders Agreement but shall not apply to any person who owns less than 5% of the outstanding Common Stock of the Issuer); and (ii) the Shareholders shall receive from the Purchaser piggyback registration rights with respect to the shares of common stock of Purchaser they receive upon exercise of the put or call (which rights shall not apply at any time the shares received by such Shareholder represent less than 5% of the outstanding common stock of Symposium).

11. DRAG ALONG AND TAG ALONG RIGHTS. In connection with any proposed sale or transfer of shares of Common Stock by the Purchaser, if the Shareholders do not exercise their right of first refusal with respect to such sale, the Purchaser shall have "drag-along" rights with respect to the Shareholders' shares and the Shareholders shall have "tag-along" rights with respect to the Purchaser's shares.

12. EFFECTIVE DATE. The Shareholders Agreement shall be entered into at the time of the Additional Loan Closing but shall become effective at the earlier to occur of the Closing or the date the Purchaser converts the Initial Note or the Convertible Note into Common Stock. During any period that the Shareholders Agreement is in effect and the Closing has not occurred: (a) the put and call options shall not be in effect; (b) the Shareholders shall have the "drag-along" rights and the Purchaser shall have the "tag-along" rights contemplated by Section 10; and (c) the provisions of Sections 3, 4 and 5 shall not be in effect.

13. BOARD OF DIRECTORS. The Board of Directors will be composed of five directors, three of whom shall be designated by the Purchaser and two of whom shall be designated by the Shareholders.

                                     ANNEX B
                              FORM OF INITIAL NOTE


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION.

                                CONVERTIBLE NOTE

                                                   Principal Amount:  $250,000

                                                               Date: _____, 1999

FOR VALUE RECEIVED AmeriNet, Inc., an Oregon corporation ("BORROWER"), unconditionally promises to pay to Symposium Corporation, a Delaware corporation ("LENDER"), Two Hundred Fifty Thousand Dollars ($250,000) together with interest thereon at a rate of 8% per annum. This Note is issued pursuant to that certain Stock Purchase Agreement between Lender, Borrower and the shareholders of Borrower dated May 27, 1999 (the "STOCK PURCHASE AGREEMENT"). Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings ascribed to them in the Stock Purchase Agreement.

1.    PAYMENTS.

      (a) If Lender makes the Additional Loan to Borrower as contemplated under the Stock Purchase Agreement, this Note shall be cancelled and the principal and interest owing under this Note shall become part of the principal of the Note delivered by Borrower to Lender at the Additional Loan Closing.

      (b) If the Additional Loan Closing does not occur, the principal and interest owing under this Note shall be due and payable upon the earlier of (i) one year from the date of the Stock Purchase Agreement and (ii) the occurrence of a Financing Event. A "FINANCING EVENT" shall mean: (i) a merger or consolidation to which Borrower is a party; (ii) the sale of all or a majority of the assets of Borrower; (iii) the receipt by Borrower after the date hereof of gross proceeds of $2,000,000 or more from loans and the issuance of debt and/or equity securities (excluding loans from Lender); or (iv) the date the Shareholders together own less than 50% of the outstanding voting securities of Borrower.

2. PREPAYMENT. Borrower may at any time and from time to time prepay 100% or any portion of at least $100,000 of the principal owing hereunder, together with the interest thereon, without penalty or premium.

3.    CONVERSION.

(a) If the Additional Loan Closing does not occur and the principal and interest owing under this Note has not been paid on or before one year from the date of the Stock Purchase

Agreement, Lender, in its sole and absolute discretion, may at any time after one year from the date of the Stock Purchase Agreement convert the amounts then owing under this Note in accordance with this Section 3 (the "CONVERSION") by written notice to Borrower. Upon Conversion, the principal amount owing under this Note shall be converted into that number of fully paid and non-assessable shares of Common Stock of Borrower, which immediately following Conversion shall represent 2.5% (rounded up to the nearest whole share) of the sum of: (a) the number of shares of the Common Stock immediately following Conversion; and (b) the maximum number of shares of capital stock of Borrower which could be purchased upon exercise of Stock Equivalents of Borrower immediately following Conversion (regardless of whether such Stock Equivalents are then exercisable or convertible). At Borrower's option the interest owing under this Note on the date of Conversion may be paid in cash or converted into shares of Common Stock at the rate per share at which the principal is converted (rounded up to the nearest whole share).

      (b) Within five days following the notice of Conversion, Borrower shall issue to Lender: (i) a certificate or certificates for the number of shares of Common Stock to which the Lender is entitled upon Conversion; and (ii) certification signed by the President and the Chief Financial Officer of Borrower that the proper number of shares shall have been issued to Lender.

4. APPLICATION OF PAYMENT. All payments made under this Note shall be applied first against payment of interest accrued to the date of any payment and then against principal due.

5. PAYMENTS AND EXPENSES OF COLLECTION. All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Borrower shall pay all costs of collection of Lender, together with reasonable attorneys' fees and costs, to enforce this Note in the event of a default whether or not a suit is brought. Borrower waives demand, protest and notice of maturity and non-payment, and all requirements necessary to hold Borrower liable hereunder.

6. MISCELLANEOUS. This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon.

      To the extent that Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to Borrower's property, Borrower hereby waives such immunity in respect of its obligations under this Note.



                                          BORROWER:

                                          AmeriNet, Inc.



                                          By:
                                             ---------------------------------
                                             David Kerlin, President

                                     ANNEX C
                            FORM OF CONVERTIBLE NOTE

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION.

                                CONVERTIBLE NOTE



                                                Principal Amount:  $__________

                                                              Date: ______, 1999

FOR VALUE RECEIVED AmeriNet, Inc., an Oregon corporation ("BORROWER"), unconditionally promises to pay to Symposium Corporation, a Delaware corporation ("LENDER"), __________________($_________) together with interest thereon at a rate of 8% per annum. This Note is issued pursuant to that certain Stock Purchase Agreement between Lender, Borrower and the shareholders of Borrower dated May 27, 1999 (the "STOCK PURCHASE Agreement"). Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings ascribed to them in the Stock Purchase Agreement.

1. PAYMENTS. Barring Conversion (as defined in Section 3 below) of this Note, the principal and interest owing under this Note shall be due and payable as follows:

      (a) If the Stock Purchase Agreement terminates pursuant to Section 13.2(b) thereof, Borrower shall pay Lender an amount of the principal and interest owing under this Note equal to the lesser of (i) all of such principal and interest and (ii) Borrower's cash and cash equivalents in excess of $10,000.

      (b) Any principal and interest owing under this Note that is not paid as provided under Section 1(a) shall become due and payable upon the earlier of (i) one year from the date of the Stock Purchase Agreement and (ii) the occurrence of a Financing Event. A "FINANCING EVENT" shall mean: (i) a merger or consolidation to which Borrower is a party; (ii) the sale of all or a majority of the assets of Borrower; (iii) the receipt by Borrower after the date hereof of gross proceeds of $2,000,000 or more from loans and the issuance of debt and/or equity securities (excluding loans from the Lender); or (iv) the date the Shareholders together own less than 50% of the outstanding voting securities of Borrower.

2. PREPAYMENT. Borrower may at any time and from time to time prepay 100% or any portion of at least $100,000 of the principal owing hereunder, together with the interest thereon, without penalty or premium (a "Prepayment"), by giving Lender at least 15 days prior written notice of its intention to make the Prepayment. Following receipt of written notice of Prepayment from Borrower, Lender may at any time during the 15-day period exercise its right of Conversion.

3.    CONVERSION.

      (a) The Lender, in its sole and absolute discretion, may at any time convert the amounts then owing under this Note in accordance with this Section 3 (the "CONVERSION") by written notice to the Lender. Upon Conversion, the principal amount owing under this Note shall be converted into that number of fully paid and non-assessable shares of Common Stock of Borrower, which immediately following Conversion shall represent 10% (rounded up to the nearest whole share) of the sum of: (a) the number of shares of the Common Stock immediately following Conversion; and (b) the maximum number of shares of capital stock of Borrower which could be purchased upon exercise of Stock Equivalents of Borrower immediately following Conversion (regardless of whether such Stock Equivalents are then exercisable or convertible); PROVIDED that if less than 100% of the original principal amount of this Note is being converted, the number of shares of Common Stock of Borrower issuable upon Conversion shall be reduced proportionately based on the percentage of the original principal amount of this Note represented by the amount of this Note being converted. At Borrower's option the interest owing under this Note on the date of Conversion may be paid in cash or converted into shares of Common Stock at the rate per share at which the principal is converted (rounded up to the nearest whole share).

      (b) Subject to Section 3(c) below, within five days following the notice of Conversion, Borrower shall issue to Lender: (i) a certificate or certificates for the number of shares of Common Stock to which the Lender is entitled upon Conversion; and (ii) certification signed by the President and the Chief Financial Officer of Borrower that the proper number of shares shall have been issued to Lender.

      (c) Within ten days following the notice of Conversion, Borrower shall deliver to Lender a certificate dated the date of such delivery certifying that the representations and warranties of Borrower set forth in the Stock Purchase Agreement are true and correct in all material respects on the delivery date with the same force and effect as though made on and as of the delivery date; PROVIDED that any such representation and warranty made as of a specified date shall only need to have been true on and as of such date; and PROVIDED FURTHER that such representations and warranties may be subject to matters, if any, set forth in a disclosure letter delivered by Borrower to Lender concurrently with the delivery of such certificate. Lender shall have seven days after receipt of Borrower's certificate (and disclosure letter, if any) to rescind its Conversion by delivery of written rescission notice to Borrower. Upon delivery of such rescission notice, the Conversion shall be cancelled and this Note shall remain in full force and effect. Lender may exercise its Conversion rights hereunder following one or more rescissions of proposed Conversions (but not with respect to any portion of the Note that has been paid and with respect to which Lender did not exercise its conversion right following Borrower's Prepayment notice).

      (d) If Borrower delivers a notice to Lender of a partial Prepayment of this Note pursuant to Section 2, Lender may at its election exercise its Conversion rights hereunder with respect to the entire amount owing under this Note or the portion of such amount that Borrower intends to prepay as stated in its Prepayment notice.

      (e) Notwithstanding anything contained herein to the contrary, Lender shall have no Conversion rights with respect to this Note if Borrower terminates the Stock Purchase Agreement pursuant to Section 13.3(a) thereof.

4. APPLICATION OF PAYMENT. All payments made under this Note shall be applied first against payment of interest accrued to the date of any payment and then against principal due.

5. PAYMENTS AND EXPENSES OF COLLECTION. All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Borrower shall pay all costs of collection of Lender, together with reasonable attorneys' fees and costs, to enforce this Note in the event of a default whether or not a suit is brought. Borrower waives demand, protest and notice of maturity and non-payment, and all requirements necessary to hold Borrower liable hereunder.

6. DELIVERY OF MONTHLY FINANCIAL INFORMATION. Commencing upon the termination of the Stock Purchase Agreement and so long thereafter as this Note remains outstanding, Borrower shall deliver to Lender within 30 days after the end of each month a Borrower prepared, unaudited balance sheet and income statement of Borrower for such month.

7. MISCELLANEOUS. This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon.

      To the extent that Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to Borrower's property, Borrower hereby waives such immunity in respect of its obligations under this Note.

                                          BORROWER:

                                          AmeriNet, Inc.

                                          By:
                                             ---------------------------------
                                                David Kerlin, President